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                                                                    EXHIBIT 99.1

                             CHAD THERAPEUTICS, INC.
                            2004 STOCK INCENTIVE PLAN

1.    ESTABLISHMENT, EFFECTIVE DATE AND TERM

      Chad Therapeutics, Inc., a California corporation, hereby establishes the "Chad Therapeutics, Inc. 2004 Stock Incentive Plan." The Effective Date of the Plan shall be the date that the Plan was approved by the shareholders of the Company in accordance with its By-laws and the laws of the State of California, or such later date as provided in the resolutions adopting the Plan. Unless earlier terminated pursuant to Section 13(i) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Appendix 1 attached hereto.

2.    PURPOSE

      The purpose of the Plan is to advance the interests of the Company by allowing the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and incentives to expend maximum effort for the growth and success of the Company so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of the Company.

3.    ELIGIBILITY

      Awards may be granted under the Plan to any Eligible Individual as determined by the Committee from time to time on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.    ADMINISTRATION

      (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

      (b) Advisors to Committee. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees of the Company to execute agreements or other documents on behalf of the Committee in connection with the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

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      (c) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

      (d) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and By-Laws of the Company, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual's own fraud or bad faith.

5.    COMMON STOCK

      (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be Seven Hundred Fifty Thousand (750,000) shares, subject to adjustment as provided in the Plan. The available shares shall be allocated by the Committee among the Awards that may be granted under the Plan as the Committee deems appropriate.

      (b) Section 162(m) Per-Participant Limit. The aggregate maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 shares. No more than 100,000 shares of Common Stock may be subject to grants of Options and Stock Appreciation Right to any one Eligible Individual during any one fiscal year. No more than 50,000 shares of Common Stock may be subject to grants of Restricted Stock to any one Eligible Individual during any one fiscal year. The per-Participant limit described in this Section 5(b) shall be construed and applied consistently with
Section 162(m) of the Code. If an Option is in tandem with a Stock Appreciation Right, such that the exercise of the Option or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Option, respectively, with respect to such share, the tandem Option and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this Section.

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      (c) Reduction of Shares Available for Awards. Upon the granting of an
Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced by the number of shares of Common Stock subject to the Award. Shares issued in accordance with Section 7 in settlement of a Stock Appreciation Right shall count against authorized shares of Common Stock available for Awards, but only to the extent of the shares issued, not to the extent of the number of underlying Stock Appreciation Right.

      (d) Cancelled, Forfeited, or Surrendered Awards. If any Award is cancelled, forfeited, exchanged, surrendered or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award will to the extent cancelled, forfeited, exchanged, surrendered or terminated be available for future Awards granted under the Plan as if said Award had never been granted.

      (e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan; (ii) in the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (iii) in the Exercise Price per share of outstanding Options granted under the Plan and (iv) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 9. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.    OPTIONS

      (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to Eligible Individuals Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. Each grant of an Option must satisfy the requirements set forth in this Section. The Committee may establish terms and conditions governing the vesting of any Options granted. Such terms and conditions may include, without limitation, time based vesting as well as vesting based upon the achievement of individual, group or Company performance criteria.

      (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-qualified Stock Options.

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      (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price may not be less than Fair Market Value of the Common Stock, or if greater, the par value of the Common Stock, as of the Grant Date of the total number of shares of Common Stock that are subject to such Option.

      (d) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

      (e) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

                  (i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-qualified Stock Options.

                  (ii) Minimum Exercise Price. In no event may the Exercise Price of an Incentive Stock Option be less than 100% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Incentive Stock Option.

                  (iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such Incentive Stock Options (i) must have an Exercise Price that is at least 110% of the aggregate Fair Market Value as of the Grant Date of the total number of shares of Common Stock that are subject to such Option, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

      (f) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Unless otherwise provided in the applicable Award Agreement, Options will vest and

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become exercisable on each anniversary of the Grant Date in equal annual installments over four (4) years following the Grant Date of the Option.

      (g) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to the Company a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to the Company at its principal office and addressed to the attention of the Company's Chief Financial Officer. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

      (h) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

                  (i) by cash, certified or cashier's check, bank draft or money order; or

                  (ii) through the delivery to the Company of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Company incurring any liability under Section 16(b) of the Exchange Act.

Notwithstanding the foregoing, the Committee may, in its sole and absolute discretion and to the extent permitted by applicable law, permit such payment to be made by one of the following methods or in any combination thereof as it may determine: (i) through a "cashless exercise sale and remittance procedure" pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income, employment, excise and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (ii) any other method as may be permitted by the Committee.

      (i) Termination of Employment, Retirement, Disability, or Death.

The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant's Award under the Plan in the event of such Participant's termination of employment or service with the Company for any reason. In addition, notwithstanding the provisions of this Section 6(i), the terms of an Award Agreement or the rules and regulations

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promulgated by the Committee in effect from time to time, the Committee may, in its discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either: (i) not adverse to such Participant; or (ii) consented to by such Participant. The following guidelines, which may be amended by the Committee in its sole discretion, shall apply in determining the treatment of any unexercised or deferred Awards upon the termination of the employment or other service of a Participant with the Company for any reason:

            (a) Termination for Cause. If a Participant's termination of employment or service is for Cause, any Option held by such Participant shall terminate and expire immediately upon the date of such termination.

            (b) Disability. If a Participant's termination of employment or service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death and prior to the termination of the Option pursuant to its terms.

            (c) Termination by Reason of Retirement or Without Cause. If a Participant's termination of employment or service by reason of Retirement, or the Company terminates Participant's employment or service for reasons other than Cause or Disability, the Participant shall have the right at any time within a period not to exceed ninety (90) days from the date of such termination, and prior to the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that, if the Participant dies within such exercise period, any vested Option held by such Participant upon death shall be exercisable by the Participant's estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant's death and prior to the termination of the Option pursuant to its terms.

            (d) Death. If a Participant dies while in the employment or service of the Company, the Participant's estate or the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant's death and prior to termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant's death.

            (e) Voluntary Termination. If a Participant voluntarily terminates his or her employment or service for reasons other than by Retirement or Disability or Cause, the Participant shall have the right at any time within a period not to exceed thirty (30) days from the date of such termination, and prior to the

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      termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination.

7.    STOCK APPRECIATION RIGHTS

      (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts, as the Committee shall determine in its sole and absolute discretion. Stock Appreciation Rights may be granted in tandem with an Option, or may be granted on a freestanding basis, not related to any Option. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

      (b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the exercise period of the Stock Appreciation Right, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the Stock Appreciation Right) applicable with respect to (i) Stock Appreciation Rights granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions applicable to the tandem Options, and (ii) freestanding Stock Appreciation Rights shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option. Notwithstanding anything to the contrary, the Committee may, in its sole and absolute discretion, determine such other terms, conditions, restrictions and/or limitations, including, without limitation, time and performance based vesting restrictions, on a Stock Appreciation Right.

      (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights (regardless of whether free-standing or tandem) shall be exercised by a Participant only by written notice delivered to the Chief Financial Officer, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised. Tandem Stock Appreciation Rights may only be exercised upon the surrender of the right to exercise the related Option for an equivalent number of shares of Common Stock and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable. Upon the exercise of an Option granted in connection with a Stock Appreciation Right, the related Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock to which the Option was exercised.

      (d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant's estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. No fractional shares shall be issued for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional

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shares shall be eliminated. Notwithstanding the foregoing, the Committee may specify in an Award Agreement that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a designated amount or otherwise limit in any manner the amount payable with respect to a Stock Appreciation Right.

      (e) No Stockholder Rights. No Participant shall have any rights as a stockholder of the Company with respect to shares of Common Stock subject to a Stock Appreciation Right until the issuance of shares (if any) to the Participant pursuant to the exercise of such Stock Appreciation Right.

8.    RESTRICTED STOCK

      (a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan and the applicable Award Agreement, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts, as the Committee shall determine in its sole and absolute discretion.

      (b) Restrictions. Subject to the terms of the applicable Award Agreement, the Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, time based vesting restrictions, restrictions on transferability, and requirements of continued employment or service, individual performance, group performance or the performance of the Company.

      (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

      "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in Chad Therapeutics, Inc.'s 2004 Stock Incentive Plan, and in an Agreement entered into by and between the registered owner of such shares and the Company, dated ____________________. A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company."

      (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions, as determined by the Committee. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

      (e) Shareholder Rights. Until the expiration of all applicable restrictions, the Restricted Stock shall be treated as outstanding, the Participant holding shares of Restricted

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Stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividend and distributions may be held in escrow by the Company until all restrictions on the respective Restricted Stock have lapsed.

      (f) Termination of Service. Except as otherwise determined by the Committee or unless otherwise specified in the Award Agreement evidencing the Award, upon a Participant's termination of employment or service with the Company for any reason during the applicable restriction period, all nonvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by the Company with respect to such Restricted Stock shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to the Restricted Stock or any dividends or distributions held in escrow by the Company with respect to such Restricted Stock Awards.

9.    AWARD GRANTS TO NON-EMPLOYEE DIRECTORS

      In addition to other types of Award permitted under the Plan, all Non-Employee Directors shall be eligible to receive, at the discretion of the Committee, shares of Restricted Stock Awards or Options, or a combination thereof, pursuant to the terms of this Section.

      (a) Restricted Stock Awards for Non-Employee Directors. Awards of Restricted Stock made to a Non-Employee Director pursuant to this Section shall be subject to the provisions of Section 8 above and made pursuant to the following terms:

                  (i) Initial Award. In addition to any other Awards granted hereunder, each Non-Employee Director may receive such shares of Restricted Stock upon the date the Non-Employee Director begins service as a Non-Employee Director (even if previously an employee director) as determined by the Committee in its sole discretion.

                  (ii) Annual Awards. On the first business day of each calendar quarter in each fiscal year of the Company, or at such other intervals as determined by the Committee, each Non-Employee Director who is a director of the Company on such date may receive such shares of Restricted Stock as determined by the Committee in its sole discretion.

      (b) Options. All Options granted to a Non-Employee Director pursuant to this Section shall be Non-Qualified Stock Options and shall be made pursuant to the following terms:

                  (i) Initial Grant. In addition to any other Awards granted hereunder, a Non-Employee Director may receive an Option to purchase such shares of Common Stock upon the date the Non-Employee Director begins service as a Non-Employee Director (even if previously an employee director) as determined by the Committee in its sole discretion. .

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                  (ii) Annual Grant. Each Non-Employee Director may receive an
      Option to purchase such shares of Common Stock on each Annual Grant Date as determined by the Committee in its sole discretion.

                  (iii) Exercise Price. The Exercise Price of an Option granted hereunder shall be equal to greater of the Fair Market Value of a share of Common Stock or the par value of the Common Stock.

                  (iv) Option Period. An Option granted hereunder and all rights to purchase Common Stock thereunder shall terminate on the tenth anniversary of the Grant Date of such Option.

                  (v) Exercisability. An Option granted hereunder shall vest and become exercisable on the date that is six months and 1 day after the Grant Date of the Option provided that the Non-Employee Director is a director of the Company on such date.

                  (vi) Method of Exercise. When the conditions of paragraph
      (b)(v) above have been satisfied, a Non-Employee Directors may exercise an Option granted under this Section only in accordance with the following provisions. The Non-Employee Director shall deliver to the Company a written notice stating that the Non-Employee Directors is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised in accordance with Section 6(h) above. Said notice must be delivered to the Company at its principal office and addressed to the attention of the Company's Chief Financial Officer. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

                  (vii) Termination of Directorship. Upon the termination of a Non-Employee Director's directorship for any reason, any unexercised or deferred Awards shall be treated as provided in the specific Award Agreement evidencing the Award, except that the Committee may, in its discretion, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either: (i) not adverse to such Participant; or (ii) consented to by such Participant. The following guidelines, which may be amended by the Committee in its sole discretion, shall apply in determining the treatment of any unexercised or deferred Awards upon the termination of a Non-Employee Director's directorship:

            (A) Termination for Reason other than Cause, Disability, or Death. If a Non-Employee Director's directorship terminates for any reason other than Cause, Disability, or death, the Non-Employee Director or the Non-Employee

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      Director's estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of such termination, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Non-Employee Director at the date of such termination. Upon such termination the Non-Employee Director's unvested Options shall expire, except as otherwise provided by the Committee.

            (B) Termination of Directorship for Cause. Upon the removal, failure to stand for reelection or failure to be re-nominated for Cause, or if the Company obtains information after a Non-Employee Director's directorship terminates that such Non-Employee Director had engaged in conduct that would have justified removal for Cause during the Non-Employee Director's directorship, all outstanding Options held by such Non-Employee Director shall expire immediately and the Non-Employee Director or the Non-Employee Director's estate, devisee or heir at law (whichever is applicable) shall have no further right to purchase shares of Common Stock pursuant to such Options.

            (C) Death. If a Non-Employee Director's directorship terminates by reason of such director's death, all nonvested Options held by such director shall vest and become fully exercisable and the Non-Employee Director's estate, devisee or heir at law (whichever is applicable) shall have the right at any time within a period not to exceed three (3) years from the date of the director's death, and prior to the termination of the Option pursuant to its terms to exercise, in whole or in part, any vested portion of the Option held by such Non-Employee Director upon death.

      (c) Limitation on Awards. In the event that a grant of an Award under this Section would violate the limitations of Section 5(b), such grant shall be proportionately reduced to an amount that would not violate such limitations and, a make-up grant shall be made on the first day of the first month commencing at least twenty (20) days after such limitation is no longer exceeded in an amount equal to such prior reduction. Such make-up grants shall be made to a Non-Employee Director only if such director is a Non-Employee Director on the date such make-up grant is made. Notwithstanding anything to the contrary, in the event that no Fair Market Value of the Common Stock can be determined in a fiscal year, no annual grants of Awards shall be made for such fiscal year.

10.   DEFERRAL OF AWARDS

      The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the exercise of an Award, receipt of all or a portion of the shares of Common Stock subject to such Award and/or to receive cash at such later time or times in lieu of such deferred shares of Common Stock, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects such deferral shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

11.   CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

      (a) Change in Control. In the event there is a Change in Control of the Company, as determined by the Committee, the Committee may, in its sole discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on any Awards; or (iii) provide for the cancellation of Awards for a cash payment to the Participant.

      (b) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the employment or other services of a Participant employed by such entity may be treated in the sole discretion of the Committee as terminated if such Participant is not employed by the Company immediately after such event.

12.   REQUIREMENTS OF LAW

      (a) Shareholder Approval. Notwithstanding anything to the contrary herein, no Awards shall be made pursuant to the Plan prior to the date on which the Plan is approved by the shareholders of the Company in accordance with its By-laws and the laws of the State of California and the rules and regulations of the securities exchange on which the Common Stock is traded.

      (b) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other Federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

      (c) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant's heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable Federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant's heirs, legatees or legal representative, as the case may be) upon the Participant's exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

      (d) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether Federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

      (e) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

13.   GENERAL PROVISIONS

      (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain such provisions, as the Committee shall deem appropriate. The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

      (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be equal to the par value of a share of Common Stock.

      (c) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

      (d) Issuance of Certificates; Shareholder Rights. The Company shall deliver to the Participant a certificate evidencing the Participant's ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied. The

Committee in its absolute and sole discretion may credit a Participant's Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

      (e) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant's lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant's "family member" as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a "family member", so that such Option fails to continue to satisfy the requirements of an Incentive Stock Option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

      (f) Buyout and Settlement Provisions. The Committee may at any time on behalf of the Company offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

      (g) Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.

      (h) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant's consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without approval of the shareholders of the Company, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or
Section 11, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

      (i) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and By-Laws of the Company shall be required for any amendment (i) that changes the class of individuals eligible to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof), (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded, or (iv) if such amendment eliminates a requirement provided herein that the shareholders of the Company must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

      (j) Notification of 83(b) Election. If in connection with the grant of any Award any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

      (k) Disclaimer of Rights. No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

      (l) Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

      (m) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable.

      (n) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant's level of compensation.

      (o) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

      (p) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

      (q) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant's estate, devisee, or heir at law.

      (r) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

      (s) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to the Company, to its principal place of business, attention: Chief Financial Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

                  [Remainder of Page Left Intentionally Blank.]

                                   APPENDIX 1

                                  DEFINITIONS

      "Annual Grant Date" means April 1, 2005, and each April 1 thereafter.

      "Award" means any Common Stock, Option, Stock Appreciation Right or Restricted Stock or any other award granted pursuant to the Plan.

      "Award Agreement" means a written agreement entered into by the Company and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

      "Board" means the board of directors of the Company.

      "Cause" means, with respect to a termination of employment or service with the Company, a termination of employment or service due to a Participant's dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant's duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

      "Change in Control" shall be deemed to occur upon:

            (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

            (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph
      (a), (c), or (d) of this section) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

            (c) a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

            (d) the shareholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "Committee" means the Compensation Committee of the Company consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a "non-employee director" as defined in Rule 16b-3 under the Exchange Act, and as an "outside director" for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Not withstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

      "Common Stock" means the common stock, $.01 par value per share, of the Company.

      "Company" means Chad Therapeutics, Inc. and all entities whose financial statements are required to be consolidated with the financial statements of the Company pursuant to United States generally accepted accounting principles and any other entity determined to be an affiliate as determined by the Committee in its sole and absolute discretion.

      "Consultant" means any person (other than an employee or a director, solely with respect to rendering services in such person's capacity as a director) who is engaged by the Company to render bona fide consulting or advisory services to the Company; provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

      "Covered Employee" means "covered employee" as defined in Code Section 162(m)(3).

      "Covered Individual" means any current or former member of the Committee, any current or former officer of the Company, or any individual designated pursuant to Section 4(b).

      "Disability" means a "permanent and total disability" within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

      "Dividend Equivalents" means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

      "Effective Date" shall mean the date that the Plan was approved by the shareholders of the Company in accordance with its By-laws and the laws of the State of California.

      "Eligible Individual" means any employee, officer, director (employee or non-employee director) of the Company, Consultant and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exercise Price" means the purchase price of each share of Common Stock subject to an Award.

      "Fair Market Value" means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the applicable date, (i) as reported by the national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc. or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. For purposes of the grant of any Award, the applicable date shall be the day prior to the date on which the Award is granted. If the Common Stock is not readily traded on a national securities exchange, The Nasdaq Stock Market, Inc. or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.

      "Grant Date" means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

      "Incentive Stock Option" means an "incentive stock option" within the meaning of Code Section 422.

      The "Company" means Chad Therapeutics, Inc., a California corporation.

      "Non-Employee Director" means a director of the Company who is not an active employee of the Company.

      "Non-qualified Stock Option" means an Option which is not an Incentive Stock Option.

      "Option" means an option to purchase Common Stock granted pursuant to Sections 6 or 9 of the Plan.

      "Participant" means any Eligible Individual who holds an Award under the Plan and any of such individual's successors or permitted assigns.

      "Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

      "Plan" means this Chad Therapeutics, Inc.'s 2004 Stock Incentive Plan.

      "Prospective Employee" means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

      "Restricted Stock" means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

      "Retirement" means a termination of employment of a Participant (other than for Cause or within ninety (90) days after an event which would be grounds for a termination of employment for Cause) who has attained (1) at least age sixty-five (65); (2) at least age sixty-two (62) and performed ten (10) or more years of service with the Company (or its predecessors); or (3) such earlier date after age fifty-five (55) as approved by the Committee with regard to such Participant.

      "Section 424 Employee" means an employee of the Company or any "subsidiary corporation" or "parent corporation" as such terms are defined in and in accordance with Code Section 424. The term "Section 424 Employee" also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

       "Stock Appreciation Right" means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

      "Transfer" means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.